[PricewaterhouseCoopers LLP letterhead]


July 31, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Ladies and Gentlemen:

We are aware that ENSCO International Incorporated has included our report dated July 31, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Company's Registration Statements on Form S-3 (Nos. 33-42965, 33-46500, 33-49590, 33-43756, 33-64642, 333-03575 and 333-37897), and
any existing amendments thereto, and Form S-8 (Nos. 333-58625, 33-14714, 33-32447, 33-35862, 33-40282 and 33-41294). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/  PricewaterhouseCoopers LLP